UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2011

ORIGINOIL, INC.
(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 5645 West Adams Boulevard Los Angeles, California (Address of principal executive offices)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification Number) 90016 (Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

As previously disclosed on Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2011, we entered into a Securities Purchase Agreement with certain institutional investors providing for the issuance at closing of original issue discount convertible debentures (the “Debentures”) and warrants (the “Warrants”) for an aggregate purchase price of $1,000,000 in a private placement.

On July 11, 2011, we completed the private placement and sold Debentures in the aggregate principal amount of $1,176,500 and Warrants to purchase 11,765,000 shares of our common stock. In connection with the private placement, we paid placement agent fees of $100,000 and are issuing placement agent warrants to purchase 1,176,500 shares of our common stock.

The securities were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and have acquired the securities for their own account and not with a view to or for sale in connection with any distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINOIL, INC.

Date: July 12, 2011	By:	/s/ T. Riggs Eckelberry
	Name:	T. Riggs Eckelberry
	Title:	Chief Executive Officer